EXHIBIT 99.3

PROXY	PROXY

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

A Real Estate Investment Trust

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder (the “Stockholder”) of Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Company”), executing the reverse side of this proxy card hereby constitutes and appoints Eugene W. Landy, Cynthia J. Morgenstern, and Samuel A. Landy, and each or any of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, on Thursday, July 26, 2007, at 2:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at the Meeting and to otherwise represent the Stockholder at the Meeting with all powers possessed by the Stockholder if personally present at the Meeting. By executing this proxy card, the Stockholder acknowledges receipt of the Notice of the Meeting and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the Stockholder will be cast as instructed on the reverse side of this proxy card. If this proxy card is executed but no instruction is given, the votes entitled to be cast by the Stockholder will be cast “for” each of the nominees for election as directors named on the reverse side of this proxy card and “for” each of the other proposals as described in the enclosed proxy statement. The votes entitled to be cast by the Stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE ON THE FOLLOWING MATTERS, EACH AS MORE FULLY DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, IN BLUE OR BLACK INK AS SHOWN HERE /X/

(1) Election of three directors	NOMINEES:

☐ FOR ALL NOMINEES	¡	Daniel D. Cronheim
	¡	Neal Herstik
	¡	Scott L. Robinson

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

(2)	To approve the merger of Route 9 Acquisition, Inc., a New Jersey corporation and a wholly-owned subsidiary of the Company (“Route 9”), with and into Monmouth Capital Corporation, a New Jersey corporation (“Monmouth Capital”), including the issuance of shares of the Company’s common stock, par value $0.01 per share, in the merger to stockholders of Monmouth Capital, on the terms set forth in the Agreement and Plan of Merger, dated March 26, 2007, by and among Monmouth Capital, the Company and Route 9:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	To approve the Company’s 2007 Stock Option Plan:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	To approve the appointment of the Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Such other business as may be brought before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR all of the nominees for election as directors and

FOR proposals (2), (3), and (4) above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on your account may not be submitted via this method.	☐

Signature of Stockholder                                                                                   Date

Signature of Stockholder                                                                                   Date

Note: Please sign exactly as your name(s) appears on the records of the Company and date. If shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.